Exhibit 99.1
Noranda Reports Third Quarter 2015 Results

Third Quarter 2015 and Other Highlights

•	Cash and cash equivalents totaled $8.9 million and total available liquidity was $112.7 million as of September 30, 2015

•	Excluding special items, loss per share was $3.87 loss versus a $0.32 loss per share in third quarter 2014; reported loss per share was $17.49 versus a $0.40 loss per share in the third quarter 2014

•	Average realized Midwest Transaction Price was $0.79 per pound, compared to $0.95 per pound in second quarter 2015, and $1.08 per pound in third quarter 2014

•	Total segment loss was $26.4 million versus total segment profit of $19.4 million in second quarter 2015 and total segment profit of $36.6 million in third quarter 2014

•	Primary segment goodwill was determined to be fully impaired resulting in a non-cash write-off of $137.6 million
Franklin, Tennessee – November 9, 2015 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for third quarter 2015.
“Our third quarter results reflect an extremely challenging aluminum price environment, to which we responded with an intense focus on managing cash and available liquidity,” said Layle K. “Kip” Smith, Noranda’s President and Chief Executive Officer. “Aluminum prices are at their lowest levels since the global financial crisis, which presents a financial challenge to all aluminum producers, not just Noranda.
“In this price environment, we are working to stabilize operations at the aluminum smelter, reduce operating costs across the integrated upstream platform, and tightly manage our balance sheet to free up cash. We believe we are taking the necessary actions to achieve sustainable operations and targeted cost structure improvements. We expect these actions to transform our cost structure so we can generate positive cash flow even during the troughs of the aluminum pricing cycle.”
Third Quarter 2015 Results
Sales were $309.5 million in third quarter 2015, $332.7 million in second quarter 2015 and $361.4 million in third quarter 2014.

•
Sequentially (comparing third quarter 2015 to second quarter 2015) sales decreased $23.2 million, or 7.0%, primarily due to the lower average Midwest transaction price and lower external shipments at Primary partially offset by higher external shipments at Alumina.

•
In third quarter 2015, the average realized Midwest transaction price (“MWTP”) for aluminum products was $0.79 per pound, which was the combination of a $0.71 per pound LME aluminum price and a $0.08 per pound Midwest premium. This compares to an average price of $0.95 per pound for second quarter 2015 ($0.83 per pound LME component and $0.12 per pound Midwest premium) and $1.08 per pound for third quarter 2014 ($0.87 per pound component and $0.21 per pound Midwest premium).

•
Year-over-year (comparing third quarter 2015 to third quarter 2014) sales decreased $51.9 million, or 14.4% primarily due to the lower average Midwest transaction price and lower external shipments at Primary partially offset by higher external shipments at Alumina.

Total segment loss was $26.4 million in third quarter 2015, compared to a $19.4 million profit in second quarter 2015 and a $36.6 million profit in third quarter 2014.

•
Sequentially, total segment profit decreased $45.8 million. This decline was primarily due to the lower average Midwest transaction price, the negative impact of peak power costs at Primary and lower external value-added shipments at Primary.

•
Year-over-year, segment profit decreased $63.0 million. This decline was primarily due to the lower average Midwest transaction price, the negative impact from operating the smelter below capacity, lower external value-added shipments at Primary, and an increase in the bauxite production levy under an interim agreement with the Government of Jamaica (“GOJ”) related to the previously disclosed production levy dispute, partially offset by lower natural gas prices in Alumina and lower fuel costs in Bauxite.

Due primarily to the continuing decline in MWTP, we determined that our Primary segment’s goodwill was fully impaired during the third quarter of 2015 and we recognized a $137.6 million non-cash impairment charge, reducing the carrying amount to zero.
Reported net loss was $175.1 million ($17.49 per share) in third quarter 2015 versus a net loss of $25.4 million ($2.56 per share) in second quarter 2015 and a net loss of $3.9 million ($0.40 loss per share) in third quarter 2014. Excluding special items, net loss was

$38.7 million ($3.87 per diluted share) in third quarter 2015 versus a net loss of $17.2 million ($1.73 per share) in second quarter 2015 and a net loss of $3.1 million ($0.32 loss per share) in third quarter 2014.
Year-to-date 2015 Results
Sales were $987.8 million in the first nine months of 2015 compared to $1,018.9 million in the first nine months of 2014.

•
The year-to-date sales decrease of $31.1 million is primarily due to lower external shipments at Primary and lower average Midwest transaction price, partially offset by higher external shipments at Alumina.

•
For the first nine months of 2015, the average realized Midwest transaction price for aluminum products was $0.93 per pound, which was the combination of a $0.79 per pound LME aluminum price and a $0.14 per pound Midwest premium. This compares to an average price of $1.00 per pound for the first nine months of 2014 ($0.83 per pound LME component and $0.17 per pound Midwest premium).

Total segment profit was $26.9 million in the first nine months of 2015 compared to $77.7 million in the first nine months of 2014.

•
Segment profit decreased $50.8 million primarily due to the lower Midwest transaction price and the $0.04 increase in Net Cash Cost per pound in the integrated upstream business, which includes $0.02 per pound due to the additional Bauxite production levy under the interim agreement.

Reported net loss was $203.2 million ($20.46 per share) in the first nine months of 2015 versus a $28.3 million net loss ($2.89 per share) in the first nine months of 2014. Excluding special items, net loss was $62.7 million ($6.31 per share) in the first nine months of 2015 versus a $26.3 million net loss ($2.68 loss per share) in the first nine months of 2014.
Segment Information - Third quarter 2015 Results

	Three months ended
	September 30, 2015	June 30, 2015	September 30, 2014
Key Primary Aluminum segment metrics:

Average realized Midwest transaction price (per pound)	$0.79	$0.95	$1.08
Net Cash Cost (per pound shipped)	$1.06	$0.87	$0.90
Total primary aluminum shipments (pounds, in millions)	134.0	128.3	140.8
Segment profit (loss) (in millions):
Total integrated upstream business segment profit (loss)	$(35.6)	$10.0	$25.0
Flat-Rolled	18.1	16.4	17.6
Corporate	(8.9)	(7.0)	(6.0)
Total segment profit (loss)	$(26.4)	$19.4	$36.6
Bauxite segment reported a $0.5 million profit in third quarter 2015, a $3.1 million loss in second quarter 2015, and a $1.5 million loss in third quarter 2014.

•
Sequentially, Bauxite results primarily reflect a $2.9 million decrease in the bauxite production levy. Under the interim agreement with the GOJ related to the production levy dispute, we paid an additional amount in second quarter 2015 as a retroactive payment for the first quarter 2015 production levy.

•
Year-over year, Bauxite results reflect lower fuel costs ($3.5 million), currency benefit ($1.0 million) and lower demurrage fees, partially offset by a $3.0 million increase in the bauxite production levy under the interim agreement.

Alumina segment reported a $2.2 million profit in third quarter 2015, an $8.4 million profit in second quarter 2015, and a $6.5 million profit in third quarter 2014.

•	Sequentially, the $6.2 million decrease in segment profit primarily resulted from lower prices for alumina and lower internal shipments partially offset by higher external shipments.

•
Year-over-year, Alumina results reflect a decrease of $4.3 million from lower prices for alumina and lower internal shipments partially offset by lower natural gas prices and higher external shipments.

Primary segment reported a $38.8 million loss in third quarter 2015, a $3.8 million profit in second quarter 2015, and a $20.4 million profit in third quarter 2014.

•
The sequential decline in Primary results is primarily due to the lower Midwest transaction price, the negative impacts of peak power costs at Primary, and lower external value-added shipments at Primary.

•
Year-over-year, the decline in Primary results is primarily due to the lower Midwest transaction price, the negative impact of higher costs associated with operating the smelter below capacity as a result of process instabilities and lower external shipments.

Net Integrated Aluminum Cash Cost (“Net Cash Cost”) was $1.06 per pound in third quarter 2015, $0.87 per pound in second quarter 2015, and $0.90 per pound in third quarter 2014.

•
Sequentially, Net Cash Cost increased by $0.19 per pound, primarily due to the negative impact of seasonal peak power rates at the smelter (7 cents per pound), lower-of-cost-or-market and other pricing adjustments (6 cents per pound), and lower value-added shipments at Primary following the August 2015 explosion at the smelter’s casthouse (2 cents per pound). Relative to third quarter 2015, the Company expects fourth quarter 2015 net cash cost to improve due to the absence of peak power surcharges at the smelter (10 cents per pound), and the absence of similar lower-of-cost-or-market and other pricing adjustments.

•
Year-over-year, Net Cash Cost increased $0.16 per pound, primarily due to the negative impact of operating the smelter below capacity (8 cents per pound), pricing adjustments (3 cents per pound) and lower value-added shipments at Primary (2 cents per pound).

Flat-Rolled profit was $18.1 million in third quarter 2015, $16.4 million in second quarter 2015, and $17.6 million in third quarter 2014.

•	Sequentially and year-over-year, Flat-Rolled results improved primarily due to favorable operating performance at the mills.
Corporate expenses were $8.9 million in third quarter 2015, $7.0 million in second quarter 2015, and $6.0 million in third quarter 2014.

•	Sequentially and year-over-year, corporate expenses increased primarily due to accrual-related employee benefits costs and professional fees.
Liquidity and Capital Resources
The MWTP declined to a post-global financial crisis low of 75 cents per pound during the third week of August 2015; although the MWTP recovered slightly to 78 cents per pound at quarter-end, it subsequently declined to 75 cents as of November 6, 2015. Aluminum prices at these levels challenge the financial resources of substantially all aluminum producers, not just Noranda. Recently, other aluminum producers operating in the U.S. have announced the idling of facilities accounting for over 700 million metric tonnes of annual aluminum production. Although we have not announced similar action, we are regularly evaluating whether such actions are necessary. In order to mitigate the impact of these low aluminum prices on our financial position, the Company is carefully managing working capital, controlling discretionary spending and rationing capital expenditures to increase internal cash resources.
On August 4, 2015, an explosion occurred in the casthouse at the site of our New Madrid smelter (within the Primary segment). Although the incident affected the production of extrusion billet, it did not affect the production of molten aluminum, and Primary was able to redirect the molten aluminum output to other saleable products such as redraw rod and aluminum ingot. The Company continues to estimate the financial impact and insurance recoveries from this incident, and continues to assess the extent of the damage and the measures required to repair the facility and restore operations. The Company anticipates that a substantial portion of the loss resulting from the incident will be covered by its property and business interruption insurance. As of September 30, 2015 $6.4 million was received from Noranda’s property insurance, $1.0 million of which was allocated towards capital expenditures.
At September 30, 2015, the Company had $8.9 million of cash and cash equivalents. As of September 30, 2015, available borrowing capacity under the Company’s asset-based revolving credit facility was $103.8 million, which is net of $44.2 million in outstanding letters of credit. The Company’s total available liquidity as of September 30, 2015 was $112.7 million, a reduction of $46.4 million compared to total available liquidity of $159.1 million as of June 30, 2015. The reduction reflects the negative impact of lower operating results, which, are largely due to lower aluminum prices. The reduction was mitigated in part by the Company’s efforts to manage working capital.

The table below summarizes the key factors behind changes in the Company’s cash positions for each period:

	Three months ended
(in millions)	September 30, 2015	June 30, 2015	September 30, 2014
Segment profit (loss)	$(26.4)	$19.4	$36.6
Prepaid expenses and other	2.3	(4.7)	(4.6)
Interest paid	(8.3)	(17.6)	(7.7)
Taxes paid	(1.2)	(5.7)	(5.7)
Operating working capital	20.6	17.1	2.8
Cash provided by (used in) operating activities	(13.0)	8.5	21.4
Cash used for capital expenditures, net	(10.9)	(19.4)	(28.8)
Proceeds from life insurance policies	6.4	—	—
Cash used in investing activities	(4.5)	(19.4)	(28.8)
Cash provided by (used in) financing activities	1.9	11.9	(1.2)
Change in cash and cash equivalents	$(15.6)	$1.0	$(8.6)

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Sales	$309.5	$361.4	$987.8	$1,018.9
Operating costs and expenses:
Cost of sales	336.0	335.5	971.5	962.9
Selling, general and administrative	25.9	19.6	74.7	58.1
Goodwill and other intangibles impairment	137.9	—	137.9	—
Other recoveries	(8.7)	—	(8.7)	—
Total operating costs and expenses	491.1	355.1	1,175.4	1,021.0
Operating income (loss)	(181.6)	6.3	(187.6)	(2.1)
Other (income) expense:
Interest expense, net	13.0	12.6	39.4	37.7
Loss on derivatives	7.3	(2.6)	10.5	(2.2)
Total other expense, net	20.3	10.0	49.9	35.5
Loss before income taxes	(201.9)	(3.7)	(237.5)	(37.6)
Income tax expense (benefit)	(26.8)	0.2	(34.3)	(9.3)
Net loss	$(175.1)	$(3.9)	$(203.2)	$(28.3)
Net loss per common share*:
Basic	$(17.49)	$(0.40)	$(20.46)	$(2.89)
Diluted	$(17.49)	$(0.40)	$(20.46)	$(2.89)
Weighted-average common shares outstanding*:
Basic (shares, in millions)	10.01	9.84	9.93	9.80
Diluted (shares, in millions)	10.01	9.84	9.93	9.80
Cash dividends declared per common share*	$—	$0.07	$0.07	$0.21
External sales by segment:
Bauxite	$14.7	$11.9	$37.0	$36.5
Alumina	64.3	57.3	171.6	150.4
Primary	89.3	135.0	337.0	391.4
Flat-Rolled	141.2	157.2	442.2	440.6
Total	$309.5	$361.4	$987.8	$1,018.9
Segment profit (loss):
Bauxite	$0.5	(1.5)	$(0.5)	$(0.3)
Alumina	2.2	6.5	14.3	(8.6)
Primary	(38.8)	20.4	(11.9)	63.9
Flat-Rolled	18.1	17.6	47.2	43.6
Corporate	(8.9)	(6.0)	(23.7)	(20.0)
Eliminations	0.5	(0.4)	1.5	(0.9)
Total	$(26.4)	$36.6	$26.9	$77.7
Financial and other data:
Average realized Midwest transaction price (per pound)	$0.79	$1.08	$0.93	$1.00
Net Cash Cost (per pound shipped)	$1.06	$0.90	$0.92	$0.88
Shipments:
External shipments:
Bauxite (kMts)	568.1	543.7	1,566.9	1,664.7
Alumina (kMts)	211.7	178.7	547.6	482.5
Primary (pounds, in millions)	99.6	113.2	316.8	346.3
Flat-Rolled (pounds, in millions)	101.2	103.0	296.1	297.3
Intersegment shipments:
Bauxite (kMts)	657.0	658.1	2,082.1	1,938.8
Alumina (kMts)	59.3	129.9	292.6	378.7
Primary (pounds, in millions)	34.4	27.6	76.6	79.6

*
The Net loss per common share, Weighted-average shares outstanding, and Cash dividends declared per common share amounts for all periods presented reflect the 1-for-7 reverse stock split of the Company’s common stock that became effective on August 25, 2015.

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	September 30, 2015	December 31, 2014
	$	$
ASSETS
Current assets:
Cash and cash equivalents	8.9	20.5
Accounts receivable, net	92.2	102.5
Inventories, net	162.6	196.7
Other current assets	38.9	27.4
Total current assets	302.6	347.1
Property, plant and equipment, net	692.4	695.0
Goodwill	—	137.6
Other intangible assets, net	44.5	49.3
Other assets	82.0	89.1
Total assets	1,121.5	1,318.1
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	117.8	122.6
Accrued liabilities	87.4	59.1
Deferred tax liabilities	—	11.7
Current portion of long-term debt and lease financing	16.6	11.6
Total current liabilities	221.8	205.0
Long-term debt and lease financing, net	660.7	656.4
Pension and other post-retirement ("OPEB") liabilities	192.5	195.4
Other long-term liabilities	44.5	45.9
Long-term deferred tax liabilities	125.7	143.3
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at September 30, 2015 and December 31, 2014)	—	—
Common stock (30.0 shares authorized; $0.01 par value; 10.0 shares issued and outstanding at September 30, 2015; 9.8 shares issued and outstanding at December 31, 2014)*	0.1	0.1
Capital in excess of par value *	246.7	244.2
Accumulated deficit	(273.0)	(68.2)
Accumulated other comprehensive loss	(103.5)	(110.0)
Total shareholders’ equity (deficit)	(129.7)	66.1
Non-controlling interest	6.0	6.0
Total equity (deficit)	(123.7)	72.1
Total liabilities and equity	1,121.5	1,318.1

*	The Common stock and Capital in excess of par value amounts for all periods presented reflect the 1-for-7 reverse stock split of the Company’s common stock that became effective on August 25, 2015.

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	$	$	$	$
Operating activities
Net loss	(175.1)	(3.9)	(203.2)	(28.3)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	23.9	21.7	70.4	65.7
Non-cash interest expense	0.7	0.7	2.1	2.0
Last in, first out and lower of cost or market	(0.8)	2.2	0.3	3.2
Goodwill and other intangibles impairment	137.9	—	137.9	—
(Gain) loss on disposal of assets	(1.1)	0.1	(1.6)	0.2
(Gain) loss on hedging activities, excluding cash settlements	0.6	(0.5)	0.6	(0.8)
Deferred income taxes	(24.9)	(9.2)	(36.0)	(29.7)
Stock-based compensation expense	0.7	0.9	2.3	2.5
Changes in other assets	(1.2)	(1.6)	(3.6)	(5.7)
Changes in pension, other post-retirement and other long-term liabilities	0.7	(3.4)	5.7	(4.4)
Changes in current operating assets and liabilities:
Accounts receivable, net	3.7	(14.6)	10.3	(40.1)
Inventories, net	33.3	(9.3)	31.5	(23.7)
Taxes receivable and taxes payable	(3.0)	3.7	(1.9)	13.5
Other current assets	(3.5)	(0.6)	(2.6)	(3.2)
Accounts payable	(16.4)	26.7	(9.0)	47.2
Accrued liabilities	11.5	8.5	21.8	5.8
Cash (used in)/provided by operating activities	(13.0)	21.4	25.0	4.2
Investing activities
Capital expenditures	(13.8)	(28.8)	(57.6)	(59.9)
Insurance proceeds for property	1.7	—	1.7	—
Proceeds from life insurance policies	6.4	—	6.4	—
Proceeds from sale of property, plant and equipment	1.2	—	2.2	0.2
Net cash used in investing activities	(4.5)	(28.8)	(47.3)	(59.7)
Financing activities
Shares tendered for taxes, net of proceeds from issuance of common shares for share-based payment arrangements	—	—	(0.2)	(1.1)
Dividends paid to shareholders	—	(0.7)	(1.4)	(2.1)
Borrowings on revolving credit facility	83.5	67.5	226.0	86.0
Repayments on revolving credit facility	(83.5)	(67.5)	(226.0)	(86.0)
Borrowings on long-term debt and lease financing	1.3	0.7	17.4	7.2
Repayments on long-term debt and lease financing	(3.0)	(1.2)	(8.7)	(3.6)
Short-term product financing	3.6	—	3.6	—
Cash provided by (used in) financing activities	1.9	(1.2)	10.7	0.4
Change in cash and cash equivalents	(15.6)	(8.6)	(11.6)	(55.1)
Cash and cash equivalents, beginning of period	24.5	32.9	20.5	79.4
Cash and cash equivalents, end of period	8.9	24.3	8.9	24.3

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended September 30, 2015
	Bauxite	Alumina	Primary	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	14.7	64.3	89.3	141.2	—	—	309.5
Intersegment	18.8	13.7	26.5	—	—	(59.0)	—
Total sales	33.5	78.0	115.8	141.2	—	(59.0)	309.5

Capital expenditures	0.9	3.0	10.2	(0.3)	—	—	13.8
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	0.5	2.2	(38.8)	18.1	(8.9)	0.5	(26.4)
Depreciation and amortization	(3.2)	(6.0)	(9.6)	(4.5)	(0.6)	—	(23.9)
Last in, first out and lower of cost or market inventory adjustments	—	—	0.1	0.7	—	—	0.8
Gain (loss) on disposal of assets	—	(0.1)	1.2	—	—	—	1.1
Goodwill and other intangibles impairment	—	(0.3)	(137.6)	—	—	—	(137.9)
Non-cash pension, accretion and stock compensation	—	(0.3)	(1.7)	(1.2)	(1.0)	—	(4.2)
Restructuring, relocation and severance	(0.2)	—	(0.2)	(0.1)	—	—	(0.5)
Consulting fees	(0.4)	—	(0.1)	—	(0.9)	—	(1.4)
Cash settlements paid on hedging transactions	—	—	0.7	6.1	—	—	6.8
Excess insurance recoveries	—	—	5.1	—	—	—	5.1
Other, net	—	(0.5)	(0.6)	—	—	—	(1.1)
Operating income (loss)	(3.3)	(5.0)	(181.5)	19.1	(11.4)	0.5	(181.6)
Interest expense, net							13.0
Loss on hedging activities, net							7.3
Total other expense, net							20.3
Loss before income taxes							(201.9)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended September 30, 2014
	Bauxite	Alumina	Primary	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	11.9	57.3	135.0	157.2	—	—	361.4
Intersegment	18.9	35.4	31.2	—	—	(85.5)	—
Total sales	30.8	92.7	166.2	157.2	—	(85.5)	361.4

Capital expenditures	5.1	3.9	16.7	2.5	0.6	—	28.8
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(1.5)	6.5	20.4	17.6	(6.0)	(0.4)	36.6
Depreciation and amortization	(2.5)	(5.0)	(9.2)	(4.8)	(0.2)	—	(21.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	(0.7)	(1.3)	—	(0.2)	(2.2)
Loss on disposal of assets	—	—	—	(0.1)	—	—	(0.1)
Non-cash pension, accretion and stock compensation	—	(0.2)	(0.8)	(0.4)	(1.0)	—	(2.4)
Restructuring, relocation and severance	—	—	(0.6)	(0.1)	—	—	(0.7)
Cash settlements received on hedging transactions	—	—	(0.2)	(2.5)	—	—	(2.7)
Other, net	—	(0.2)	—	(0.1)	(0.3)	0.1	(0.5)
Operating income (loss)	(4.0)	1.1	8.9	8.3	(7.5)	(0.5)	6.3
Interest expense, net							12.6
Gain on hedging activities, net							(2.6)
Total other expense, net							10.0
Loss before income taxes							(3.7)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Nine months ended September 30, 2015
	Bauxite	Alumina	Primary	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	37.0	171.6	337.0	442.2	—	—	987.8
Intersegment	58.6	73.6	67.1	—	—	(199.3)	—
Total sales	95.6	245.2	404.1	442.2	—	(199.3)	987.8

Capital expenditures	4.6	6.2	42.8	3.5	0.5	—	57.6
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(0.5)	14.3	(11.9)	47.2	(23.7)	1.5	26.9
Depreciation and amortization	(9.4)	(16.4)	(29.5)	(13.3)	(1.8)	—	(70.4)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.7)	2.2	—	0.2	(0.3)
Gain (loss) on disposal of assets	—	0.7	1.1	(0.2)	—	—	1.6
Goodwill and other intangibles impairment	—	(0.3)	(137.6)	—	—	—	(137.9)
Non-cash pension, accretion and stock compensation	(0.1)	(0.8)	(5.1)	(3.8)	(3.5)	—	(13.3)
Relocation and severance	(3.4)	(0.3)	(0.5)	0.2	(1.1)	—	(5.1)
Consulting fees	(0.7)	(0.1)	(0.6)	—	(1.6)	—	(3.0)
Cash settlements paid on hedging transactions	—	—	1.3	11.1	—	—	12.4
Excess insurance recoveries	—	—	5.1	—	—	—	5.1
Other, net	—	(0.8)	(1.3)	—	(0.2)	(1.3)	(3.6)
Operating income (loss)	(14.1)	(3.7)	(181.7)	43.4	(31.9)	0.4	(187.6)
Interest expense, net							39.4
Loss on hedging activities, net							10.5
Total other expense, net							49.9
Loss before income taxes							(237.5)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Nine months ended September 30, 2014
	Bauxite	Alumina	Primary	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	36.5	150.4	391.4	440.6	—	—	1,018.9
Intersegment	54.4	97.3	80.2	—	—	(231.9)	—
Total sales	90.9	247.7	471.6	440.6	—	(231.9)	1,018.9

Capital expenditures	7.4	9.0	33.0	9.5	1.0	—	59.9
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(0.3)	(8.6)	63.9	43.6	(20.0)	(0.9)	77.7
Depreciation and amortization	(7.4)	(15.2)	(28.8)	(13.8)	(0.5)	—	(65.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	(3.1)	0.1	—	(0.2)	(3.2)
Gain (loss) on disposal of assets	—	—	0.1	(0.3)	—	—	(0.2)
Non-cash pension, accretion and stock compensation	(0.1)	(0.6)	(2.3)	(1.3)	(2.8)	—	(7.1)
Relocation and severance	—	—	(0.7)	0.3	0.1	—	(0.3)
Consulting fees	—	—	—	—	(0.3)	—	(0.3)
Cash settlements received on hedging transactions	—	—	(0.4)	(2.6)	—	—	(3.0)
Other, net	—	(0.4)	—	(0.1)	(0.1)	0.6	—
Operating income (loss)	(7.8)	(24.8)	28.7	25.9	(23.6)	(0.5)	(2.1)
Interest expense, net							37.7
Gain on hedging activities, net							(2.2)
Total other expense, net							35.5
Loss before income taxes							(37.6)

ADJUSTED EBITDA
(in millions)
(unaudited)
“Adjusted EBITDA”, referred to as “EBITDA” in the Company’s debt agreements, is relevant to several material covenants in the debt agreements addressing our ability to enter into specified transactions and incur additional indebtedness. The Company’s debt agreements do not require it to achieve any specified level of Adjusted EBITDA, or ratio of Adjusted EBITDA to any other financial metric, in order to avoid a default (subject, in the case of the asset-based revolving credit facility, to its maintaining minimum availability thereunder). As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
	$	$	$	$	$	$
Adjusted EBITDA	(26.4)	36.6	26.9	77.7	76.5	127.3
Last in, first out and lower of cost or market inventory adjustments (a)	0.8	(2.2)	(0.3)	(3.2)	(2.0)	(4.9)
Gain (loss) on disposal of assets	1.1	(0.1)	1.6	(0.2)	1.4	(0.4)
Goodwill and other intangibles impairment	(137.9)	—	(137.9)	—	(137.9)	—
Non-cash pension, accretion and stock compensation	(4.2)	(2.4)	(13.3)	(7.1)	(15.8)	(9.6)
Restructuring, relocation and severance	(0.5)	(0.7)	(5.1)	(0.3)	(6.1)	(1.3)
Consulting fees	(1.4)	—	(3.0)	(0.3)	(3.4)	(0.7)
Non-cash derivative gains (losses)(b)	(0.5)	(0.1)	1.9	(0.8)	2.4	(0.3)
Excess insurance recoveries	5.1	—	5.1	—	5.1	—
Other, net	(1.1)	(0.5)	(3.6)	—	(2.5)	1.1
Depreciation and amortization	(23.9)	(21.7)	(70.4)	(65.7)	(94.2)	(89.5)
Interest expense, net	(13.0)	(12.6)	(39.4)	(37.7)	(52.1)	(50.4)
Income tax benefit (expense)	26.8	(0.2)	34.3	9.3	27.1	2.1
Net loss	(175.1)	(3.9)	(203.2)	(28.3)	(201.5)	(26.6)

(a)
The New Madrid smelter and rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to product inventories held at the New Madrid smelter and the Flat-Rolled segment. Alumina segment and Bauxite segment product inventories and supplies inventories are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)
The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to derivatives are included in Adjusted EBITDA.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income (loss), income (loss) from continuing operations, operating income (loss) or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to the Company; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and eliminates the effect of non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
	$	$	$	$	$	$
Adjusted EBITDA	(26.4)	36.6	26.9	77.7	76.5	127.3
Share-based compensation expense	0.7	0.9	2.3	2.5	3.2	3.4
Changes in other assets	(1.2)	(1.6)	(3.6)	(5.7)	(8.3)	(10.4)
Changes in pension, other post-retirement liabilities and other long-term liabilities	0.7	(3.4)	5.7	(4.4)	7.7	(2.4)
Changes in current operating assets and liabilities	25.6	14.4	50.1	(0.5)	32.0	(18.6)
Changes in current income taxes	1.9	(9.4)	(1.7)	(20.4)	9.2	(9.5)
Changes in accrued interest	(12.3)	(11.9)	(37.3)	(35.7)	(49.3)	(47.7)
Non-cash pension, accretion and stock compensation	(4.2)	(2.4)	(13.3)	(7.1)	(15.8)	(9.6)
Restructuring, relocation and severance	(0.5)	(0.7)	(5.1)	(0.3)	(6.1)	(1.3)
Consulting fees	(1.4)	—	(3.0)	(0.3)	(3.4)	(0.7)
Excess insurance recoveries	5.1	—	5.1	—	5.1	—
Other, net	(1.0)	(1.1)	(1.1)	(1.6)	0.6	0.1
Cash provided by (used in) operating activities	(13.0)	21.4	25.0	4.2	51.4	30.6

NORANDA ALUMINUM HOLDING CORPORATION
PRIMARY SEGMENT NET CASH COST
(unaudited)
Primary segment net cash cost per pound represents the costs of producing commodity grade aluminum net of value-added premiums on Primary sales. The Company has provided net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound compared to unit net costs per pound shipped. Net cash cost per pound is positively or negatively impacted by changes in Primary segment, Alumina segment and Bauxite segment production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Net cash cost per pound is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Net cash cost per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of Primary segment net cash cost:

	Three months ended September 30,		Nine months ended September 30
	2015	2014	2015	2014
Total Primary cash cost (in millions)(a)	$141.8	$127.3	$362.9	$373.9
Total shipments (pounds in millions)	134.0	140.8	393.4	425.9
Net Cash Cost (per pound shipped) (b)	$1.06	$0.90	$0.92	$0.88

(a) Total Primary cash cost is calculated below (in millions):
Total Primary revenue	$115.8	$166.2	$404.1	$471.6
Less fabrication premiums and other revenue	(9.6)	(13.9)	(37.8)	(43.6)
Realized Midwest transaction price revenue	106.2	152.3	366.3	428.0

Primary segment profit (loss)	(38.8)	20.4	(11.9)	63.9
Alumina segment profit (loss)	2.2	6.5	14.3	(8.6)
Bauxite segment profit (loss)	0.5	(1.5)	(0.5)	(0.3)
Profit eliminations	0.5	(0.4)	1.5	(0.9)
Total	(35.6)	25.0	3.4	54.1
Total Primary cash cost (in millions)	$141.8	$127.3	$362.9	$373.9

(b)	Net Cash Cost may not recalculate precisely as shown due to rounding.

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)
“Net income (loss), excluding special items” means net income (loss) adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed in the table below. “Diluted earnings (loss) per share, excluding special items” refers to net income (loss) excluding special items, divided by the number of weighted-average diluted common shares outstanding. Management has provided net income (loss), excluding special items and diluted earnings (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results exclusive of items that do not reflect management of day-to-day operations. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period after eliminating the effect of those transactions and events. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.
Net loss, excluding special items may not be comparable to similarly titled measures used by other companies. Net loss, excluding special items should not be considered in isolation from or as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP. Net loss, excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.
Special items and diluted earnings (loss) per share, excluding special items are outlined below (in millions):

	Three months ended September 30,		Nine months ended September 30
	2015	2014	2015	2014
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Gain (loss) on hedging activities: (3)
GAAP mark-to-market	(7.3)	2.6	(10.5)	2.2
Cash settlements received (paid)	(6.8)	2.7	(12.4)	3.0
Amount treated as special item	(0.5)	(0.1)	1.9	(0.8)
Other termination expenses	(0.5)	(0.7)	(5.1)	(0.2)
Non-recurring consulting fees	(1.4)	—	(3.0)	(1.0)
Non-recurring employee benefits	—	—	(0.7)	—
Goodwill and other intangibles impairment	(137.9)	—	(137.9)	—
Excess insurance recoveries	5.1	—	5.1	—
Other, net	0.2	(0.2)	0.3	(0.4)
Pre-tax loss from special items	(135.0)	(1.0)	(139.4)	(2.4)
Diluted loss per share, excluding special items:
Pre-tax loss	(201.9)	(3.7)	(237.5)	(37.6)
Exclude pre-tax impact of special items	135.0	1.0	139.4	2.4
Pre-tax loss, excluding special items	(66.9)	(2.7)	(98.1)	(35.2)
Income tax expense (benefit), excluding special items (1)	(28.2)	0.4	(35.4)	(8.9)
Net loss, excluding special items	(38.7)	(3.1)	(62.7)	(26.3)
Weighted-average common shares outstanding, diluted (shares, in millions) (2)*	10.01	9.84	9.93	9.80
Diluted loss per share, excluding special items*	(3.87)	(0.32)	(6.31)	(2.68)

(1)
Income taxes, excluding special items were calculated using the Company’s estimated annual effective tax rate from continuing operations 14.4% for the nine months ended September 30, 2015 and 24.7% for the nine months ended September 30, 2014. The income tax rate used to calculate special items is calculated by jurisdiction, which was 34.4% for the United States and 0% for Jamaica for the nine months ended September 30, 2015. Individual quarters may not recalculate to the year to date amount due to changes made quarterly to the estimated annual effective tax rate.

(2)	For periods with a net loss, potential common shares were excluded from the weighted-average common shares outstanding because these potential shares would have been antidilutive.

(3)	Prior periods have been recalculated to conform to the current period calculation of the special items impact of gain (loss) on hedging activities.
*    The Weighted-average common shares outstanding and Diluted loss per share amounts for all periods presented reflect the 1-for-7 reverse stock split of the Company’s common stock that became effective on August 25, 2015.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including expected effects of our efforts to achieve sustainable operations and targeted cost structure improvements, expected fourth quarter 2015 improvements in net cash cost and our expectation that we will not record lower-of-cost or market or other pricing adjustments in the fourth quarter 2015 similar to those recorded in the third quarter of 2015. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the inability of our targeted cost structure improvements to achieve anticipated cost savings and operational improvements; delays in implementation of cost-saving projects; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; failure to maintain a competitive and sustainable power rate at the smelter in Missouri, with consequent risk of smelter closure; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; environmental, safety, production and product regulations or concerns; eliminate environmental change legislation or regulations; natural disasters and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “will,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of the Company’s peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as an exhibit to the Current Report on Form 8-K furnished to the SEC concurrently with the issuance of this press release.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added Primary Aluminum Products, as well as high quality rolled aluminum coils.
Earnings Conference Call
At 5:00 PM Eastern / 4:00 PM Central on November 9, 2015, Noranda Aluminum Holding Corporation (NYSE: NOR) will host a conference call to discuss results for third quarter 2015. The call will be broadcast over the Internet on the Company’s homepage at www.norandaaluminum.com/investor. The webcast will be archived shortly after the conference call concludes and will be available for replay. Please dial the appropriate number below at least 15 minutes prior to the start of the call to participate in the question-and-answer session.
Conference Call Information
U.S. participants:    (855) 232-8956
International participants:    (315) 625-6978
Participant Passcode:     71354060

Contact
Noranda Aluminum Holding Corporation

Dale W. Boyles
Chief Financial Officer
(615) 771-5789
dale.boyles@noralinc.com
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com